As filed with the Securities and Exchange Commission on December 21, 2001.
                  Registration No. 333-74676, 333-74676-01 and 333-74676-02

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------
                       PRE-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------
                       GABELLI ASSET MANAGEMENT INC.
           (Exact name of Registrant as specified in its charter)


           NEW YORK                             6211                   13-4007862
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)      Classification Code Number)    Identification No.)

                                GBL TRUST I
           (Exact name of Registrant as specified in its charter)


           DELAWARE                           6211                 (To Be Applied For)
(State or other jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)     Classification Code Number)      Identification No.)

                                GBL TRUST II
           (Exact name of Registrant as specified in its charter)


           DELAWARE                            6211                 (To Be Applied For)
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification No.)


                            One Corporate Center
                            Rye, New York 10580
                               (914) 921-3700
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                            James E. McKee, Esq.
               Vice-President, General Counsel and Secretary
                       Gabelli Asset Management Inc.
                            One Corporate Center
                            Rye, New York 10580
                               (914) 921-3700

         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)


                                  Copy to:

                         Gregory A. Fernicola, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522
                               (212) 735-3000
                         -------------------------
      Approximate date of commencement of proposed sale to the public:
            From time to time after the effective date of this
          Registration Statement as determined by the registrants
                         -------------------------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. /_/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                         -------------------------

                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
 Title of Each Class of Securities     Amount to be    Proposed Maximum       Proposed Maximum         Amount of
          to be Registered            Registered (1)  Offering Price Per  Aggregate Offering Price   Registration
                                                         Unit (2) (3)              (3) (4)                Fee
--------------------------------------------------------------------------------------------------------------------
Debt Securities (5)                         __                __                     __                   __
--------------------------------------------------------------------------------------------------------------------
Preferred Stock (6)                         __                __                     __                   __
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock (7)                    __                __                     __                   __
--------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of GBL           __                __                     __                   __
Trust I and GBL Trust II
--------------------------------------------------------------------------------------------------------------------
Guarantees of Gabelli Asset                 __                __                     __                   __
Management Inc. with respect to the
Trust Preferred Securities of GBL
Trust I and GBL Trust II (8)
--------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts                    __                __                     __                   __
--------------------------------------------------------------------------------------------------------------------
Stock Purchase Units                        __                __                     __                   __
--------------------------------------------------------------------------------------------------------------------
TOTAL (9)                         $400,000,000(10)           100%             $400,000,000 (10)      $95,600 (10)
--------------------------------------------------------------------------------------------------------------------




(1) Includes an indeterminate number of securities that may be offered or sold by affiliates of the registrants in market making transactions.

(2) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of all securities registered hereby will not exceed $400,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(4)  Exclusive of accrued interest, distributions and dividends, if any.

(5) Including such indeterminate principal amount of debt securities as may, from time, be issued (i) at indeterminate prices or (ii) upon conversion or exchanges of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities.

(6) Including such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock.

(7) Including such indeterminate number of shares of common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for common stock.

(8) Gabelli Asset Management is also registering under this registration statement all other obligations that it may have with respect to trust preferred securities issued by GBL Trust I and GBL Trust II. No separate consideration will be received for any guarantee or any such other obligations.

(9) As described in note (3) above, the aggregate public offering price of all securities issued from time to time pursuant to this registration statement will not exceed $400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(10) The aggregate public offering price of all securities registered hereby has been increased from $200,000,000 to $400,000,000. A registration fee of $47,800 was paid with the initial filing, and a supplemental fee of $47,800 is being paid concurrently herewith.

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.




                    SUBJECT TO COMPLETION, DATED         , 2001

Prospectus
                                $400,000,000
                       Gabelli Asset Management Inc.
              Debt Securities, Preferred Stock, Common Stock,
             Stock Purchase Contracts and Stock Purchase Units

                                GBL Trust I
                                GBL Trust II
                         Trust Preferred Securities
   Fully and Unconditionally Guaranteed By Gabelli Asset Management Inc.

Gabelli Asset Management Inc. may offer, issue and sell, together or separately, its:

     o debt securities, which may be senior debt securities or subordinated debt securities

     o    shares of its preferred stock

     o    shares of its Class A Common Stock

     o    Stock Purchase Contracts to purchase shares of Common Stock

     o Stock Purchase Units, each representing ownership of a Stock Purchase Contract and debt securities, trust preferred securities or debt obligations of third-parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts

     o guarantees for the benefit of the holders of the trust preferred securities

         GBL Trust I and GBL Trust II may offer, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective GBL trusts.

         Gabelli Asset Management Inc., GBL Trust I and GBL Trust II will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

         This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         Gabelli Asset Management Inc., GBL Trust I and GBL Trust II may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

         The underwriters for any offering may include one or more broker-dealer subsidiaries of Gabelli Asset Management Inc., GBL Trust I and GBL Trust II, including Gabelli & Company, Inc. These broker-dealer subsidiaries also may offer and sell previously issued securities as part of their business, and may act as a principal or agent in such transactions. Gabelli Asset Management Inc., GBL Trust I, GBL Trust II or any of their subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

         Gabelli Asset Management Inc.'s Class A common stock is listed on the New York Stock Exchange under the trading symbol "GBL."

         None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is        , 2001



                             TABLE OF CONTENTS

                                                                         Page

ABOUT THIS PROSPECTUS......................................................3
WHERE YOU CAN FIND MORE INFORMATION........................................3
SPECIAL NOTE REGARDING  FORWARD-LOOKING STATEMENTS.........................5
GABELLI ASSET MANAGEMENT INC...............................................6
THE TRUSTS.................................................................7
USE OF PROCEEDS............................................................8
RATIO OF EARNINGS TO FIXED CHARGES.........................................9
DESCRIPTION OF SECURITIES..................................................9
DESCRIPTION OF DEBT SECURITIES.............................................9
DESCRIPTION OF CAPITAL STOCK..............................................21
DESCRIPTION OF TRUST PREFERRED SECURITIES.................................30
DESCRIPTION OF GUARANTEES.................................................32
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS..........36
PLAN OF DISTRIBUTION......................................................36
ERISA MATTERS.............................................................39
LEGAL MATTERS.............................................................40
EXPERTS...................................................................40






                           ABOUT THIS PROSPECTUS

         Unless otherwise stated or the context otherwise requires, references in this prospectus to "Gabelli Asset Management," "we," "our," or "us" refer to Gabelli Asset Management Inc., and its direct and indirect subsidiaries, while references to "Gabelli Asset Management Inc." refer only to the holding company on a nonconsolidated basis. References in this prospectus to the "trusts" refer to GBL Trust I and GBL Trust II.

         This prospectus is part of a registration statement that Gabelli Asset Management Inc., GBL Trust I and GBL Trust II filed with the SEC using a "shelf" registration process. Under this shelf process, Gabelli Asset Management Inc. may, from time to time, sell any combination of debt securities, preferred stock, common stock, stock purchase contracts and stock purchase units, and GBL Trust I and GBL Trust II may, from time to time, sell trust preferred securities guaranteed by Gabelli Asset Management Inc., as described in this prospectus, in one or more offerings up to a total dollar amount of $400,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities Gabelli Asset Management Inc. and the trusts may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         You should rely on the information contained or incorporated by reference in this prospectus. Neither Gabelli Asset Management Inc. nor the trusts have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Gabelli Asset Management Inc. nor the trusts are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                    WHERE YOU CAN FIND MORE INFORMATION

         Gabelli Asset Management Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Gabelli Asset Management Inc. Gabelli Asset Management Inc.'s Class A common stock is listed and traded on the New York Stock Exchange. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The SEC allows "incorporation by reference" into this prospectus of information that Gabelli Asset Management Inc. files with the SEC. This permits Gabelli Asset Management Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by Gabelli Asset Management Inc. with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Gabelli Asset Management Inc. incorporates by reference the following documents which have been filed with the SEC:

     o    Annual Report on Form 10-K for the year ended December 31, 2000;

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and Quarterly Report on Form 10-Q/A for the quarter ended ended September 30, 2001; and

     o Proxy Statement for the Annual Meeting of Shareholders held on May 15, 2001.

         Gabelli Asset Management Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until Gabelli Asset Management Inc., GBL Trust I and GBL Trust II file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

         Gabelli Asset Management Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Gabelli Asset Management Inc., One Corporate Center, Rye, New York 10580 (telephone number (914) 921-5146). You may also obtain some of the documents incorporated by reference into this document at Gabelli Asset Management's website, www.gabelli.com. You should be aware that the information contained on Gabelli Asset Management's website is not a part of this document.


                           SPECIAL NOTE REGARDING
                         FORWARD-LOOKING STATEMENTS

         This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

         Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

     o changes in general economic conditions, including the performance of financial markets and interest rates;
     o heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;
     o    changes in industry trends;
     o regulatory, accounting or tax changes that may affect the cost of, or demand for, our products or services;
     o    downgrades in our ratings;
     o    investor interest in equity investment management services;
     o absolute and relative performance of Gabelli Asset Management Inc.'s products;
     o other risks and uncertainties described from time to time in Gabelli Asset Management Inc.'s filings with the SEC; and
     o the risk factors or uncertainties listed herein or listed from time to time in prospectus supplements or any document incorporated by reference herein.

         Neither Gabelli Asset Management Inc. nor the trusts undertake any obligation to publicly correct or update any forward-looking statement if Gabelli Asset Management Inc. or the trusts later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures Gabelli Asset Management Inc. or the trusts make on related subjects in reports to the SEC.


                       GABELLI ASSET MANAGEMENT INC.

         We are a widely recognized provider of investment advisory and brokerage services to mutual funds, institutional and high net worth investors, primarily in the United States. We generally manage assets on a discretionary basis and invest in a variety of U.S. and international securities through various investment styles. Our revenues are largely based on the level of assets under management in our business, rather than our own assets, as well as the level of fees associated with our various investment products. As of September 30, 2001, we had approximately $22.3 billion of assets under management, 88% of which were invested in equity securities. Our assets under management are organized principally in three groups:

     o Mutual Funds: we currently provide advisory services to (i) the Gabelli family of funds; (ii) the Treasurer's Fund; and (iii) the Gabelli Westwood family of funds. The mutual funds have a long-term record of achieving high returns, relative to similar investment products.

     o Separate Accounts: we currently provide advisory services to a broad range of investors, including corporate pension and profit sharing plans, foundations, endowments, jointly trusteed plans, municipalities, and high net worth individuals, and also serve as subadviser to certain other third-party investment funds. Each separate account portfolio is managed to meet the specific needs and objectives of the particular client by utilizing investment strategies and techniques within our areas of expertise.

     o Alternative Investments: we also provide alternative investment products consisting primarily of risk arbitrage, global long/short and merchant banking limited partnerships and offshore companies.

         We also act as underwriter and distributor of the open-end mutual funds and provide brokerage, trading, underwriting and research services. We conduct our business operations through our subsidiaries.

         Gabelli Asset Management Inc. was incorporated in April 1998 as "Alpha G, Inc." under the laws of the state of New York and renamed "Gabelli Asset Management Inc." in February 1999. We are a holding company formed in connection with the reorganization of Gabelli Group Capital Partners, Inc. (previously named "Gabelli Funds, Inc.") and our subsequent initial public offering. On February 9, 1999, in connection with the reorganization, we issued 24 million shares of Class B Common Stock, representing all of our then issued and outstanding common stock to Gabelli Group Capital Partners, Inc. and two of its subsidiaries for substantially all of the operating assets and liabilities of Gabelli Group Capital Partners, Inc. relating to its institutional and retail asset management, mutual fund advisory, underwriting and brokerage business. Gabelli Group Capital Partners, Inc., which is majority owned by Mr. Mario J. Gabelli ("Mr. Gabelli") with the balance owned by our professional staff and other individuals, owns all of the outstanding shares of Class B Common Stock of Gabelli Asset Management Inc., which represents approximately 97.6% of the combined voting power of the outstanding Common Stock. On February 10, 1999, we sold six million shares of our Class A Common Stock to the public. Accordingly, Mr. Gabelli could be deemed to control Gabelli Asset Management Inc.

         Gabelli Asset Management Inc.'s principal executive offices are located at One Corporate Center, Rye, New York 10580. Its telephone number is (914) 921-3700.

                                 THE TRUSTS

         GBL Trust I and GBL Trust II are statutory business trusts formed on December 5, 2001 under Delaware law pursuant to declarations of trust between the trustees named therein and Gabelli Asset Management Inc. and the filing of certificates of trust with the Secretary of State of the State of Delaware. Gabelli Asset Management Inc., as sponsor of the trusts, and the trustees named in the declarations of trust will amend and restate the declarations of trust in their entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part, as of or prior to the date the trusts issue any trust preferred securities. The declarations of trust will be qualified as indentures under the Trust Indenture Act.

         The trusts exist for the exclusive purposes of:

     o    issuing preferred securities and common securities;

     o investing the gross proceeds of the preferred securities and common securities in related series of subordinated debt securities issued by Gabelli Asset Management Inc.; and

     o engaging in only those other activities which are necessary, appropriate, convenient or incidental to the purposes set forth above.

         The payment of periodic cash distributions on the trust preferred securities and payments on liquidation and redemption with respect to the trust preferred securities, in each case to the extent the trusts have funds legally and immediately available, will be guaranteed by Gabelli Asset Management Inc. to the extent set forth under "Description of Guarantees."

         Gabelli Asset Management Inc. will own, directly or indirectly, all of the common securities of the trusts. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities of each trust will represent the remaining 97% of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Gabelli Asset Management Inc. defaults on the related series of subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the trust preferred securities in priority of payment.

         The trusts each have a term of approximately 55 years, but may terminate earlier as provided in their respective declarations of trust. The trusts' business and affairs will be conducted by the trustees appointed by Gabelli Asset Management Inc., as the direct or indirect holder of all of the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. However, the number of trustees shall be at least two, at least one of which shall be an administrative trustee. The duties and obligations of the trustees will be governed by the declaration of trust for each trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with Gabelli Asset Management Inc. One trustee of each trust will be a financial institution which will be unaffiliated with Gabelli Asset Management Inc. and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

         The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated noninterest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from this property account.

         The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declarations of trust of GBL Trust I and GBL Trust II, including any amendments thereto, the trust preferred securities, the Delaware Business Trust Act and the Trust Indenture Act.

         Gabelli Asset Management Inc. will pay all fees and expenses related to the trusts and the offering of trust preferred securities. The principal offices of each trust is: c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, DE 19711. The telephone number of each trust is: (302) 451-2500.

         For financial reporting purposes,

     o the trusts will be treated as Gabelli Asset Management Inc.'s subsidiaries; and

     o the accounts of the trusts will be included in Gabelli Asset Management Inc.'s consolidated financial statements.

         The financial statements of the trusts will be consolidated in Gabelli Asset Management Inc.'s consolidated financial statements, with the trust preferred securities shown on Gabelli Asset Management Inc.'s consolidated balance sheets. The notes to our consolidated financial statements will disclose that the sole assets of the trusts will be the subordinated debt securities issued by Gabelli Asset Management Inc. to the trusts. Distributions on the trust preferred securities will be reported as a charge to minority interest and included in Minority Interest in Gabelli Asset Management Inc.'s consolidated statements of income, whether paid or accrued.

         Please read the prospectus supplement relating to the trust preferred securities for further information concerning the trusts and the trust preferred securities.

                              USE OF PROCEEDS

         Unless otherwise set forth in a prospectus supplement, we intend to use the proceeds of any securities sold for general corporate purposes, including working capital and the expansion of our business through new investment product offerings, enhanced distribution and marketing of existing investment products and strategic acquisitions as opportunities arise. The trusts will use all of the proceeds they receive from the sale of trust preferred securities to purchase subordinated debt securities issued by Gabelli Asset Management Inc.

                     RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth Gabelli Asset Management's ratio of earnings to fixed charges for the periods indicated:


                                               Nine
                                              Months
                                               Ended
                                           September 30,               Year Ended December 31,
                                           --------------  -----------------------------------------------------
                                               2001         2000      1999       1998        1997        1996
                                           --------------  -------    ------    --------    --------    --------

Ratio of Earnings to Fixed Charges(1)         21.0         26.7      9.9(2)      27.0        20.3        37.6


(1) For purposes of this computation, earnings are defined as pretax income excluding minority interest and fixed charges. Fixed charges are the sum of interest and an estimated interest component of rent expense.

(2) Earnings include a nonrecurring charge related to a note payable of $30.9 million, net of income tax benefit. Excluding this charge, the ratio of earnings to fixed charges would have been 21.0 for 1999.

                         DESCRIPTION OF SECURITIES

         This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, stock purchase contracts and stock purchase units that Gabelli Asset Management Inc. may sell from time to time and the trust preferred securities guaranteed by Gabelli Asset Management Inc. that GBL Trust I and GBL Trust II may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

                       DESCRIPTION OF DEBT SECURITIES

         As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that Gabelli Asset Management Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the Indentures will be The Bank of New York.

         The forms of Indentures are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

         The debt securities will be direct unsecured obligations of Gabelli Asset Management Inc. The senior debt securities will rank equally with all of Gabelli Asset Management Inc.'s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Gabelli Asset Management Inc.'s present and future senior indebtedness.

         Because Gabelli Asset Management Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Gabelli Asset Management Inc. may be recognized as a creditor of that subsidiary. Accordingly, Gabelli Asset Management Inc.'s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries and holders of debt securities should look only to Gabelli Asset Management Inc.'s assets for payment thereunder.

         The Indentures do not limit the aggregate principal amount of debt securities that Gabelli Asset Management Inc. may issue and provide that Gabelli Asset Management Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Gabelli Asset Management Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

         Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

     o the title of debt securities and whether they are subordinated debt securities or senior debt securities;

     o any limit on the aggregate principal amount of the debt securities;

     o the price or prices at which Gabelli Asset Management Inc. will sell the debt securities;

     o    the maturity date or dates of the debt securities;

     o the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     o the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

     o the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

     o whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

     o the dates on which Gabelli Asset Management Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

     o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

     o if Gabelli Asset Management Inc. possesses the option to do so, the periods within which and the prices at which Gabelli Asset Management Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

     o Gabelli Asset Management Inc.'s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Gabelli Asset Management Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

     o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

     o the portion, or methods of determining the portion, of the principal amount of the debt securities which Gabelli Asset Management Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

     o the currency, currencies or currency unit in which Gabelli Asset Management Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

     o provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

     o any deletions from, modifications of or additions to the Events of Default or Gabelli Asset Management Inc.'s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

     o the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

     o whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

     o the terms, if any, upon which the holders may convert or exchange the debt securities into or for Gabelli Asset Management Inc.'s common stock, preferred stock or other securities or property;

     o whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

     o any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

     o    the depositary for global or certificated debt securities;

     o    any special tax implications of the debt securities;

     o any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

     o    any other terms of the debt securities.

         Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

         Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

         Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

         The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of Gabelli Asset Management Inc.'s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

         Under the Subordinated Indenture, "Senior Indebtedness" means all obligations of Gabelli Asset Management Inc. in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

     o the principal of (and premium, if any) and interest due on indebtedness of Gabelli Asset Management Inc. for borrowed money;

     o all obligations guaranteed by Gabelli Asset Management Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

     o all obligations guaranteed by Gabelli Asset Management Inc. evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

     o any obligations of Gabelli Asset Management Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

     o all obligations of Gabelli Asset Management Inc. for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     o all obligations of Gabelli Asset Management Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     o all obligations of the types referred to above of other persons for the payment of which Gabelli Asset Management Inc. is responsible or liable as obligor, guarantor or otherwise; and

     o all obligations of the types referred to above of other persons secured by any lien on any property or asset of Gabelli Asset Management Inc. (whether or not such obligation is assumed by Gabelli Asset Management Inc.).

         Senior Indebtedness does not include:

     o indebtedness or monetary obligations to trade creditors created or assumed by Gabelli Asset Management Inc. in the ordinary course of business in connection with the obtaining of materials or services;

     o indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

     o any indebtedness of Gabelli Asset Management Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with Gabelli Asset Management Inc. that is a financing vehicle of Gabelli Asset Management Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by Gabelli Asset Management Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

         Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior
Indebtedness.

         Unless otherwise noted in the accompanying prospectus supplement, if Gabelli Asset Management Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, Gabelli Asset Management Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

         In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

         If any of the following events occurs, Gabelli Asset Management Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

     o any dissolution or winding-up or liquidation or reorganization of Gabelli Asset Management Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

     o any general assignment by Gabelli Asset Management Inc. for the benefit of creditors; or

     o any other marshaling of Gabelli Asset Management Inc.'s assets or liabilities.

         In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

         The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

         If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenant

         Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

         Limitation on Liens. So long as any senior debt securities are outstanding, neither Gabelli Asset Management Inc. nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of its Designated Subsidiaries, other than specified types of permitted liens.

         However, this restriction will not apply if the debt securities then outstanding and, at the option of Gabelli Asset Management, any other senior indebtedness ranking equally with such debt securities, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

         This limitation shall not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary, including any renewals or extensions of such secured debt. "Designated Subsidiary" means any subsidiary of Gabelli Asset Management Inc., the consolidated net worth of which represents at least 10% of the consolidated net worth of Gabelli Asset Management Inc. As of September 30, 2001, the Designated Subsidiaries were Gabelli Funds, LLC and Gabelli Securities, Inc.

         The Subordinated Indenture does not contain a similar limitation on liens.

Consolidation, Merger, Sale of Assets and Other Transactions

         Gabelli Asset Management Inc. may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of Gabelli Asset Management Inc., and (ii) no corporation may merge with or into or consolidate with Gabelli Asset Management Inc. or, except for any direct or indirect wholly-owned subsidiary of Gabelli Asset Management Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to Gabelli Asset Management Inc., unless:

     o Gabelli Asset Management Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than Gabelli Asset Management Inc., has expressly assumed by supplemental indenture all the obligations of Gabelli Asset Management Inc. under the debt securities, the Indentures and any guarantees of preferred securities or common securities issued by the trusts;

     o immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

     o if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

     o Gabelli Asset Management Inc. delivers to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

         Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

     o Gabelli Asset Management Inc.'s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

     o Gabelli Asset Management Inc.'s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     o Gabelli Asset Management Inc.'s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after Gabelli Asset Management Inc. receives notice of such failure;

     o certain defaults with respect to Gabelli Asset Management Inc.'s debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $25,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt;

     o certain events of bankruptcy, insolvency or reorganization of Gabelli Asset Management Inc.; and

     o certain events of dissolution or winding-up of the trusts in the event that debt securities are issued to the trusts or a trustee of the trusts in connection with the issuance of securities by the trusts.

         If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

         Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

         The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

         The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

         No holder of a debt security of any series may institute any action against Gabelli Asset Management Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

         Gabelli Asset Management Inc. is required to furnish annually to the trustee statements as to Gabelli Asset Management Inc.'s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

         If indicated in the applicable prospectus supplement, Gabelli Asset Management Inc. may discharge or defease its obligations under each Indenture as set forth below.

         Gabelli Asset Management Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

         If indicated in the applicable prospectus supplement, Gabelli Asset Management Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Gabelli Asset Management Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, Gabelli Asset Management shall have delivered to the trustee
(i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

         Gabelli Asset Management Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

         Under the Indentures, Gabelli Asset Management Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. Gabelli Asset Management Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

     o extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

     o reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

     o change the currency in which any debt security or any premium or interest is payable;

     o impair the right to institute suit for any payment on or with respect to any debt security;

     o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

     o reduce the requirements contained in the Indentures for quorum or voting; or

     o    modify any of the above provisions.

         If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

         The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive Gabelli Asset Management Inc.'s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

         Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Gabelli Asset Management Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at Gabelli Asset Management Inc.'s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

         Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Gabelli Asset Management Inc. and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by Gabelli Asset Management Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. Gabelli Asset Management Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Gabelli Asset Management Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All moneys paid by Gabelli Asset Management Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Gabelli Asset Management Inc. upon request, and the holder of such debt security thereafter may look only to Gabelli Asset Management Inc. for payment thereof.

Denominations, Registrations and Transfer

         Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

         A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

     o DTC notifies Gabelli Asset Management Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

     o Gabelli Asset Management Inc. determines, in its sole discretion, that the global security shall be exchangeable.

         If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by Gabelli Asset Management Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

         The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship With the Trustees

         The trustee under the Indentures is The Bank of New York. Gabelli Asset Management Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

         The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for Gabelli Asset Management Inc.'s common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at Gabelli Asset Management Inc.'s option. These provisions may allow or require the number of shares of Gabelli Asset Management Inc.'s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                        DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of Gabelli Asset Management Inc. consists of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, and 10,000,000 shares of Preferred Stock. No Preferred Stock is outstanding as of the date of this prospectus. Of the 100,000,000 shares of Class A Common Stock authorized, 5,877,904 shares were outstanding as of October 31, 2001, and 1,500,000 shares have been reserved for issuance pursuant to certain employee benefits plans. Of the 100,000,000 shares of Class B Common Stock authorized, 24,000,000 were outstanding as of the date of this prospectus. The following is a summary description of all material terms and provisions relating to Gabelli Asset Management Inc.'s capital stock, Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws"), but is qualified by reference to the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

         Voting Rights. The holders of Class A Common Stock and Class B Common Stock have identical voting rights except that

         (i) holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted on by shareholders and

         (ii) holders of Class A Common Stock are not eligible to vote on matters relating exclusively to Class B Common Stock and vice versa.

         Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to Gabelli Asset Management Inc.'s Certificate of Incorporation generally must be approved by a majority of the combined voting power of all Class A Common Stock and Class B Common Stock voting together as a single class. Amendments to Gabelli Asset Management Inc.'s Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to Gabelli Asset Management Inc.'s Certificate of Incorporation to increase the authorized shares of any class or classes of Stock will be deemed not to affect adversely the powers, preferences or special rights of the Class A Common Stock or Class B Common Stock.

         Dividends. Holders of Class A Common Stock and Class B Common Stock will receive an equal amount per share in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Stock. Dividends consisting of shares of Class A Common Stock and Class B Common Stock may be paid only as follows:

         (i) shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B Common Stock and

         (ii) shares will be paid proportionally with respect to each outstanding share of Class A Common Stock and Class B Common Stock.

         Other Rights. On liquidation, dissolution or winding up of Gabelli Asset Management Inc., after payment in full of the amounts required to be paid to holders of Preferred Stock, if any, all holders of Common Stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of Common Stock. No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

         In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock as a class, the holders of Class A Common Stock and the holders of Class B Common Stock will receive the same consideration on a per share basis; except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Class B Common Stock may receive, on a per share basis, voting securities with up to ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock). Accordingly, except with respect to voting rights, the holders of Class B Common Stock will not receive greater value than the holders of Class A Common Stock in an extraordinary corporate transaction involving Gabelli Asset Management Inc.

         Preferred Stock. As of the date of this prospectus, no shares of Preferred Stock are outstanding. The Board of Directors may authorize the issuance of Preferred Stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation,

         (i) the designation of the series;

         (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

         (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

         (iv) the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of Stock;

         (v) the redemption rights and price or prices, if any, for shares of the series;

         (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

         (vii) the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Gabelli Asset Management Inc.;

         (viii) whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of Gabelli Asset Management Inc. or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

         (ix) the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series.

         The authorized shares of Preferred Stock will be available for issuance without further action by Gabelli Asset Management Inc.'s shareholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Gabelli Asset Management Inc.'s securities may be listed or traded. The NYSE currently requires shareholder approval as a prerequisite to listing shares in several circumstances, including where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

         Although the Board of Directors has no current intention of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of Gabelli Asset Management Inc. and its shareholders. The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage a potential acquirer from making, without first negotiating with the Board of Directors, an acquisition attempt through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of Gabelli Asset Management Inc.'s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

Business Combination Statute

         Section 912 of the New York Business Corporation Law ("NYBCL") prohibits a company from entering into a business combination (e.g., a merger, consolidation, sale of 10% or more of a company's assets or issuance of securities with an aggregate market value of 5% or more of the aggregate market value of all of the company's outstanding capital stock) with a beneficial owner of 20% or more of a company's securities (a "20% shareholder") for a period of five years following the date such beneficial owner became a 20% shareholder (the "stock acquisition date"), unless, among other things, such business combination or the purchase of stock resulting in the 20% shareholder's beneficial ownership was approved by the company's board of directors prior to the stock acquisition date or the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock exclusive of the stock beneficially owned by the 20% shareholder. The Bylaws of Gabelli Asset Management Inc. provide that Gabelli Asset Management Inc. is not governed by Section 912 of the NYBCL.

Certificate of Incorporation and Bylaw Provisions

         The summary set forth below describes certain provisions of the Certificate of Incorporation and Bylaws. The summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and Bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

         Certain of the provisions of the Certificate of Incorporation or the Bylaws discussed below may have the effect, either alone or in combination with the provisions of the NYBCL discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by the Board of Directors but that a shareholder might consider to be in such shareholder's best interest. Those provisions include (i) restrictions on the rights of shareholders to remove or elect directors; and (ii) prohibitions against shareholders calling a special meeting of shareholders. In addition, the Certificate of Incorporation contains provisions relating to the allocation of certain corporate opportunities and resolution of certain potential conflicts of interest. See "-Overview of Corporate Opportunity and Conflict of Interest Policies," "-Corporate Opportunity Policy" and "-Conflict of Interests Policy."

         Number of Directors; Removal; Filling Vacancies. The Bylaws provide that, subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that Gabelli Asset Management Inc. would have if there were no vacancies on the Board of Directors (the "Whole Board"), with the Whole Board consisting of not more than nine nor less than five directors. The Certificate of Incorporation and Bylaws also provide that, subject to any rights of holders of Preferred Stock or any other series or class of Stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the Bylaws, the Board of Directors could prevent any shareholder from enlarging the Board of Directors and filling the new directorships with such shareholder's own nominees.

         The Certificate of Incorporation provides that, subject to the rights of holders of Preferred Stock to elect directors under specified circumstances, effective as of the date on which Mr. Gabelli beneficially owns less than a majority of the voting power of the Voting Stock (as defined below) (the "Trigger Date"), a director may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of Sock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. Before the Trigger Date, directors may be removed, without cause, with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

         Special Meetings. The Bylaws provide that, subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances and the rights of shareholders to call a special meeting to elect a sufficient number of directors to conduct the business of Gabelli Asset Management Inc. under specified circumstances, special meetings of shareholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or the Chairman of the Board, except that prior to the Trigger Date, special meetings can also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. Accordingly, effective as of the Trigger Date, shareholders will not be permitted to call a special meeting or to require that the Board of Directors call a special meeting of shareholders except under the limited circumstances described in the preceding sentence. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Gabelli Asset Management Inc.

         The provisions of the Bylaws permitting special meetings to be called only by the Chairman or at the request of a majority of the Whole Board may have the effect, after the Trigger Date, of delaying consideration of a shareholder proposal until the next annual meeting. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the Chairman or a majority of the Whole Board by calling a special meeting of shareholders prior to the time such parties believe such consideration to be appropriate.

         Liability of Directors; Indemnification. Gabelli Asset Management Inc.'s Certificate of Incorporation provides that, to the fullest extent permitted by the NYBCL, no director of Gabelli Asset Management Inc. shall be liable to Gabelli Asset Management Inc. or its shareholders for monetary damages for the breach of fiduciary duty in such capacity. Under the NYBCL, such provision does not eliminate or limit the liability of any director

         (i) if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a material profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or

         (ii) for any act or omission prior to the adoption of this provision.

         As a result of this provision, Gabelli Asset Management Inc. and its shareholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although shareholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

         The Bylaws provide that Gabelli Asset Management Inc. will indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee or agent of Gabelli Asset Management Inc. or is or was serving at the request of Gabelli Asset Management Inc. as a director or officer of another corporation, partnership or other enterprise. The Bylaws provide that indemnification will be from and against expenses, judgments, fines and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Gabelli Asset Management Inc., and with respect to a criminal action or proceeding, if the indemnitee had no reasonable cause to believe that his or her conduct was unlawful.

         Overview of Corporate Opportunity and Conflict of Interest Policies. In order to address certain potential conflicts of interest between Gabelli Asset Management Inc. and Mr. Gabelli, members of his immediate family and affiliates, Mr. Gabelli and members of his immediate family who are at the time officers or directors of Gabelli Asset Management Inc. have agreed to limitations on their activities in the investment management business other than Permissible Accounts. References to "Permissible Accounts" mean the funds and accounts managed outside Gabelli Asset Management Inc. which are permitted under the Certificate of Incorporation of Gabelli Asset Management Inc. In addition, the Certificate of Incorporation contains provisions concerning the conduct of certain affairs of Gabelli Asset Management Inc. as they may involve Mr. Gabelli, members of his immediate family and affiliates, and the powers, rights, duties and liabilities of Gabelli Asset Management Inc. and its subsidiaries and their respective officers, directors and shareholders in connection therewith.

         For purposes of these provisions, which are summarized below,

         (i) "Gabelli Asset Management Inc." includes its subsidiaries and other entities in which it beneficially owns 50% or more of the outstanding voting securities or comparable interests, and

         (ii) a "Gabelli" includes Mr. Gabelli, any member of his immediate family who is at the time an officer or director of Gabelli Asset
Management Inc. and any entity in which one or more Gabellis beneficially own a controlling interest of the outstanding voting securities or beneficially own a controlling interest of the outstanding voting securities or comparable interests.

         "Corporate opportunities" potentially allocable to Gabelli Asset Management Inc. consist of business opportunities that

         (i) Gabelli Asset Management Inc. is financially able to undertake;

         (ii) are, from their nature, in Gabelli Asset Management Inc.'s actual line or lines of business and are of practical advantage to Gabelli Asset Management Inc.; and

         (iii) are ones in which Gabelli Asset Management Inc. has an interest or reasonable expectancy. "Corporate opportunities" do not include transactions in which Gabelli Asset Management Inc. or a Gabelli is permitted to participate pursuant to any agreement between Gabelli Asset Management Inc. and such Gabelli that is in effect as of the time any equity security of Gabelli Asset Management Inc. is held of record by any person other than a Gabelli or is subsequently entered into with the approval of the members of the Board of Directors and do not include passive investments.

         Before the Trigger Date, the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend or repeal any of these conflict of interest or corporate opportunity provisions in a manner adverse to the interests of any Gabelli. After the Trigger Date, such vote will be increased to 80% to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions.

         Corporate Opportunity Policy. Except with respect to opportunities that involve Permissible Accounts, if a Gabelli acquires knowledge of a potential transaction on a matter that is a corporate opportunity for both any Gabelli and Gabelli Asset Management Inc., such Gabelli will have a duty to communicate that opportunity to Gabelli Asset Management Inc. and may not pursue that opportunity or direct it to another person unless Gabelli Asset Management Inc. declines such opportunity or fails to pursue it.

         If a director or officer of Gabelli Asset Management Inc. other than a Gabelli acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Gabelli Asset Management Inc. and a Gabelli, the Certificate of Incorporation requires that such director or officer act in good faith in accordance with the following two-part policy.

         First, a corporate opportunity offered to any person who is a director but not an officer of Gabelli Asset Management Inc. and who is also a director (whether or not an officer) of an entity which is at the time a Gabelli will belong to such Gabelli or to Gabelli Asset Management Inc., as the case may be, depending on whether the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of the entity which is at the time a Gabelli or of Gabelli Asset Management Inc., respectively. Otherwise, the opportunity will belong to Gabelli Asset Management Inc. to the same extent as if the opportunity came directly to Gabelli Asset Management Inc.

         Second, a corporate opportunity offered to any person who is an officer (whether or not a director) of Gabelli Asset Management Inc. and who is also a director or an officer of an entity which is at the time a Gabelli will belong to Gabelli Asset Management Inc., unless the opportunity is expressly offered to that person primarily in his or her capacity as a director or officer of the entity which is at the time a Gabelli, in which case the opportunity will belong to such Gabelli to the same extent as if the opportunity came directly to a Gabelli.

         Under the Certificate of Incorporation, a director or officer of Gabelli Asset Management Inc. (other than a Gabelli) who acts in accordance with the foregoing two-part policy

         (i) will be deemed fully to have satisfied his or her fiduciary duties to Gabelli Asset Management Inc. and its shareholders with respect to such corporate opportunity;

         (ii) will not be liable to Gabelli Asset Management Inc. or its shareholders for any breach of fiduciary duty by reason of the fact that a Gabelli pursues or acquires such opportunity or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to Gabelli Asset Management Inc.;

         (iii) will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of Gabelli Asset Management Inc.; and

         (iv) will be deemed not to have breached his or her duty of loyalty to Gabelli Asset Management Inc. or its shareholders and not to have derived an improper benefit therefrom.

         Under the Certificate of Incorporation, any corporate opportunity that belongs to a Gabelli or to Gabelli Asset Management Inc. pursuant to the foregoing policy will not be pursued by the other (or directed by the other to another person or entity) unless and until such Gabelli or Gabelli Asset Management Inc., as the case may be, determines not to pursue the opportunity. If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue such opportunity (or direct it to another person or entity).

         Conflict of Interests Policy. The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a "Transaction") between Gabelli Asset Management Inc. and

         (i) a Gabelli,

         (ii) any customer or supplier,

         (iii) any entity in which a director of Gabelli Asset Management Inc. has a financial interest (a "Related Entity"), or

         (iv) one or more of the directors or officers of Gabelli Asset Management Inc. or any Related Entity;

will be voidable solely because any of the persons or entities listed in
(i) through (iv) above are parties thereto, if the standard specified below is satisfied.

         Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified is satisfied. That standard will be satisfied, and such Gabelli, the Related Entity, and the directors and officers of Gabelli Asset Management Inc., or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person's conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to Gabelli Asset Management Inc. and its shareholders with respect to such Transaction if any of the following four requirements are met:

         (i) the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;

         (ii) the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

         (iii) the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

         (iv) the Transaction is fair to Gabelli Asset Management Inc. as of the time it is approved by the Board of Directors, a committee thereof or the shareholders of Gabelli Asset Management Inc.

         The Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to Gabelli Asset Management Inc. and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to Gabelli Asset Management Inc. and its shareholders. In addition, the Certificate of Incorporation provides that a Gabelli will not be liable to Gabelli Asset Management Inc. or its shareholders for breach of any fiduciary duty that a Gabelli may have as a shareholder of Gabelli Asset Management Inc. by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and Gabelli Asset Management Inc. For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.

         The New York courts have not ruled on the validity or enforceability of provisions similar to the corporate opportunity and conflicts of interest provisions that are included in Gabelli Asset Management Inc.'s Certificate of Incorporation and could rule that certain liabilities which they purport to eliminate remain in effect.

         Listing. The Class A Common Stock is listed on the New York Stock Exchange under the symbol "GBL."

         Transfer Agent and Registrar. The transfer agent and registrar for the Common Stock is State Street Bank and Trust Company.


                 DESCRIPTION OF TRUST PREFERRED SECURITIES

         This section describes the general terms and provisions of the trust preferred securities that may be offered by this prospectus. When the trusts offer to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

         Specified terms and provisions of the trust preferred securities are described in this section. The summary is not complete. You should read this description of the trust preferred securities and the amended and restated declaration of trust and prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declarations of trust are filed as exhibits to the registration statement.

General

         Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement. The declaration of trust of each trust will authorize the administrative trustees, on behalf of the trust, to issue the trust preferred securities of the trust. The trusts will use all of the proceeds they receive from the sale of trust preferred securities and common securities to purchase subordinated debt securities issued by Gabelli Asset Management Inc. The subordinated debt securities will be held in trust by the trust's property trustee for the benefit of the holders of the trust preferred securities and common securities.

         The trust preferred securities of each trust will have such terms as is set forth in the trust's declaration of trust, including as relates to distributions, redemption, voting, liquidation rights and the other preferred, deferral and special rights and restrictions. A prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     o    the distinctive designation of the trust preferred securities;

     o    the number of trust preferred securities issued by the trust;

     o the annual distribution rate, or method of determining such rate, for trust preferred securities of the trust;

     o    the date or dates on which distributions will be payable;

     o whether distributions on the trust preferred securities will be cumulative;

     o if the trust preferred securities have cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the trust preferred securities will be cumulative;

     o the amount or amounts that will be paid out of the assets of the trust to the holders of the trust preferred securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     o the obligation, if any, of the trust to purchase or redeem the trust preferred securities;

     o if the trust is to purchase or redeem the trust preferred securities:

     o the price or prices at which the trust preferred securities will be purchased or redeemed in whole or in part;

     o the period or periods within which the trust preferred securities will be purchased or redeemed, in whole or in part; and

     o the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part;

     o the voting rights, if any, of the trust preferred securities in addition to those required by law, including:

     o    the number of votes per trust preferred security; and

     o any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust's declaration of trust;

     o the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related subordinated debt securities;

     o the terms upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

     o if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

     o any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust's declaration of trust or applicable law.

         The prospectus supplement relating to the trust preferred securities being offered may specify that the trust preferred securities may be converted into Gabelli Asset Management Inc.'s common stock upon the terms set forth in the prospectus supplement.

         All trust preferred securities offered will be guaranteed by Gabelli Asset Management Inc. to the extent set forth under "Description of Guarantees." Any material United States federal income tax considerations applicable to an offering of trust preferred securities will be described in the applicable prospectus supplement.

         In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by the trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. Gabelli Asset Management Inc. will own, directly or indirectly, all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Preferred Securities

         If an event of default occurs, and is continuing, under the declaration of trust of GBL Trust I or GBL Trust II, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related subordinated debt securities against Gabelli Asset Management Inc. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

     o direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

     o direct the exercise of any trust or power that the property trustee holds under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of Gabelli Asset Management Inc.'s subordinated debt securities.

         If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of trust preferred securities of such trust may institute a legal proceeding directly against Gabelli Asset Management Inc. to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

         Notwithstanding the foregoing, if an event of default occurs and the event is attributable to Gabelli Asset Management Inc.'s failure to pay interest or principal on the subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of subordinated debt securities.

                         DESCRIPTION OF GUARANTEES

         This section describes the general terms and provisions of the guarantees. Gabelli Asset Management Inc. will execute and deliver the guarantees for the benefit of the holders of the trust preferred securities. The prospectus supplement will describe the specific terms of the guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those guarantees.

         Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act.

         This section summarizes specified terms and provisions of the guarantees. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement which includes this prospectus, and the Trust Indenture Act. Each guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

General

         Pursuant to each guarantee, Gabelli Asset Management Inc. will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related trust preferred securities, the following guarantee payments, to the extent these guarantee payments are not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that Gabelli Asset Management Inc. may have or assert against any person:

     o any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but if and only if and to the extent that the trust has funds legally and immediately available to make those payments;

     o the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities called for redemption by the trust, but if and only to the extent the trust has funds legally and immediately available to make that payment; and

     o upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities of the trust, the lesser of:

     o the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available to make that payment; and

     o the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the trust in liquidation of the trust.

         Gabelli Asset Management Inc. may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the related trust preferred securities or by causing the related trust to pay such amounts to such holders.

         Each guarantee will constitute a guarantee of payments with respect to the related trust preferred securities from the time of issuance of the trust preferred securities. The guarantees will not apply to the payment of distributions and other payments on the trust preferred securities when the related trust does not have sufficient funds legally and immediately available to make the distributions or other payments. If Gabelli Asset Management Inc. does not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefor. The guarantee, when taken together with Gabelli Asset Management Inc.'s obligations under the subordinated debt securities, the Indentures, and the declarations of trust will provide a full and unconditional guarantee by Gabelli Asset Management Inc. of payments due on the trust preferred securities.

         Gabelli Asset Management Inc. will also agree separately, through the guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the Indentures, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Subordination

         Gabelli Asset Management Inc.'s obligation under each guarantee to make the guarantee payments will be an unsecured obligation of Gabelli Asset Management Inc. and, if subordinated debt securities are issued to the applicable trust and unless otherwise noted in the prospectus supplement, will rank:

     o subordinate and junior in right of payment to all of Gabelli Asset Management Inc.'s other liabilities, including the subordinated debt securities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

     o equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and

     o    senior to all of Gabelli Asset Management Inc.'s common stock.

         The terms of the trust preferred securities will provide that each holder of trust preferred securities, by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the guarantee related to subordination.

         Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of trust preferred securities may institute a legal proceeding directly against Gabelli Asset Management Inc. to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

         Each guarantee will be unsecured and, because Gabelli Asset Management Inc. is principally a holding company, will be effectively subordinated to all existing and future liabilities of Gabelli Asset Management Inc.'s subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by Gabelli Asset Management Inc.

Amendments and Assignment

         For any changes that materially and adversely affect the rights of holders of the related trust preferred securities, each guarantee may be amended only if there is prior approval of the holders of more than 50% in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Gabelli Asset Management Inc. and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination

         Each guarantee will terminate and will have no further force and effect as to the related trust preferred securities upon:

     o distribution of subordinated debt securities to the holders of all trust preferred securities of the applicable trust; or

     o full payment of the amounts payable upon liquidation of the applicable trust.

         Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or under the guarantee.

Events of Default

         Each guarantee provides that an event of default under a guarantee occurs upon Gabelli Asset Management Inc.'s failure to perform any of its obligations under the applicable guarantee.

         The holders of a majority or more in liquidation amount of the trust preferred securities to which any guarantee relates may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or may direct the exercise of any trust or power conferred upon the guarantee trustee in respect of the guarantee.

         If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Gabelli Asset Management Inc. to enforce the holder's rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

         Notwithstanding the foregoing, if Gabelli Asset Management Inc. fails to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against Gabelli Asset Management Inc. for enforcement of the preferred securities guarantee for such payment.

         The holders of a majority or more in liquidation amount of trust preferred securities of any series may, by vote, on behalf of the holders of all the trust preferred securities of the series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

         Prior to an event of default with respect to any guarantee and after the curing or waiving of all events of default with respect to the guarantee, the guarantee trustee may perform only the duties that are specifically set forth in the guarantee.

         Once a guarantee event of default has occurred and is continuing, the guarantee trustee is to exercise, with respect to the holder of the trust preferred securities of the series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities which may be incurred by the guarantee trustee by a holder of the related trust preferred securities, the guarantee trustee is not required to exercise any of its powers under any guarantee at the request of the holder. Additionally, the guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that it is not assured repayment or adequate indemnity.

         The guarantee trustee is The Bank of New York, which is one of a number of banks and trust companies with which Gabelli Asset Management Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Governing law

         Each guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

      DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         Gabelli Asset Management Inc. may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Gabelli Asset Management Inc. and Gabelli Asset Management Inc. to sell to the holders of these contracts, a specified number of shares of Common Stock or Preferred Stock at a future date or dates or at the option of Gabelli Asset Management Inc. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require Gabelli Asset Management Inc. to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contacts may require holders to secure their obligations thereunder in a specified manner.

         The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                            PLAN OF DISTRIBUTION

         Gabelli Asset Management Inc., may sell the common stock, preferred stock, any series of debt securities, stock purchase contracts and stock purchase units, and GBL Trust I and GBL Trust II may sell any of the preferred securities, being offered hereby in one or more of the following ways from time to time:

     o to underwriters or dealers for resale to the public or to institutional investors;

     o    directly to institutional investors; or

     o    through agents to the public or to institutional investors.

         The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

     o    the name or names of any underwriters or agents;

     o the purchase price of the securities and the proceeds to be received by Gabelli Asset Management Inc. or the applicable trust from the sale;

     o any underwriting discounts or agency fees and other items constituting underwriters* or agents* compensation;

     o    any initial public offering price;

     o any discounts or concessions allowed or reallowed or paid to dealers; and

     o    any securities exchange on which the securities may be listed.

         If Gabelli Asset Management Inc. or the trusts use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

     o    negotiated transactions;

     o    at a fixed public offering price or prices, which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to prevailing market prices; or

     o    at negotiated prices.

         If dealers are utilized in the sale of offered securities, Gabelli Asset Management Inc. or the trusts will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

         Offered securities may be sold directly by Gabelli Asset Management Inc. or the trusts to one or more institutional purchasers, or through agents designated by Gabelli Asset Management Inc. or the trusts from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         As one of the means of direct issuance of offered securities, Gabelli Asset Management Inc. or the trusts may utilize the service of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the action or offering of such offered securities, if so described in the applicable prospectus supplement.

         If so indicated in the applicable prospectus supplement, Gabelli Asset Management Inc. or the trusts will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Gabelli Asset Management Inc. or the trusts at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

         The broker-dealer subsidiaries of Gabelli Asset Management Inc. or the trusts, including Gabelli & Company, Inc., are members of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Gabelli Asset Management Inc.'s or the trusts' broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

         This prospectus, together with any applicable prospectus supplement may also be used by any broker-dealer subsidiary of Gabelli Asset Management Inc. or the trusts in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Gabelli Asset Management Inc.'s or the trusts' broker-dealer subsidiaries, including Gabelli & Company, Inc., may act as principal or agent in such transactions. None of Gabelli Asset Management Inc.'s or the trusts' broker-dealer subsidiaries have any obligations to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

         The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Gabelli Asset Management Inc. or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with Gabelli Asset Management Inc. or the trusts and its compensation.

         Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

         Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with Gabelli Asset Management Inc. and/or the applicable trust, or both, to indemnification by Gabelli Asset Management Inc. and/or the applicable trust, or both, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for Gabelli Asset Management Inc., any trust, and/or its affiliates and/or accounts managed by Gabelli Asset Management Inc., any trust, and/or its affiliates.

         Each series of securities will be a new issue of securities and will have no established trading market other than the Class A common stock which is listed on the New York Stock Exchange. Any Class A common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the Class A common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by Gabelli Asset Management Inc. or any trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

         The maximum underwriting discounts or commissions to be received by any underwriter for the sale of any securities pursuant to this shelf registration shall not be greater than eight (8) percent.
         Any offering of trust preferred securities will be made in compliance with Rule 2810 of the NASD Conduct Rules.

                               ERISA MATTERS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those pension, profit-sharing and other employee benefit plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the offered securities, a fiduciary should determine whether such an investment is permitted under the documents governing the plan and is appropriate for the plan in view of its overall investment policy and the diversification of its portfolio.

         In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions involving the assets of a plan and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code with respect to the plan. Thus, a fiduciary considering a purchase of the offered securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Gabelli Asset Management Inc. has subsidiaries, including broker-dealer subsidiaries, that provide services to many employee benefit plans and individual retirement accounts ("IRAs"). Gabelli Asset Management Inc. and any direct or indirect subsidiary of Gabelli Asset Management Inc. may each be considered a "party in interest" within the meaning of ERISA, and a "disqualified person" within the meaning of the Code with respect to these employee benefit plans and IRAs. If so, the acquisition of the offered securities by or on behalf of the plan or IRA could result in a prohibited transaction.

         Certain exemptions from the prohibited transaction provisions of ERISA and the Code could be applicable, depending on the plan fiduciary who makes the decision on behalf of the plan to purchase the offered securities and the terms of the offered securities. Among these exemptions are Prohibited Transaction Class Exemption 90-1, relating to investments by insurance company pooled separate accounts, Prohibited Transaction Class Exemption 91-38, relating to investments by bank collective investment funds, Prohibited Transaction Class Exemption 84-14, relating to investments made by a "qualified professional asset manager," Prohibited Transaction Class Exemption 95-60 relating to investments by insurance company general accounts and Prohibited Transaction Class Exemption 96-23, relating to investments made by in-house asset managers.

DUE TO THE COMPLEXITY OF THE PROHIBITED TRANSACTION RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL PLAN PURCHASERS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF THE OFFERED SECURITIES. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA, but may be subject to state regulations that are similar to the ERISA rules.

                               LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP New York, New York will act as counsel to Gabelli Asset Management Inc., GBL Trust I and GBL Trust II.

                                  EXPERTS

         The consolidated financial statements of Gabelli Asset Management Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses relating to the registration of the securities will be borne by the registrants. Such expenses are estimated to be as follows:

         Securities and Exchange Commission Registration Fee......$  95,600.00

         NASD Filing Fee..........................................   30,500.00

         Trustees' Fees and Expenses..............................   20,000.00

         Printing and Engraving Fees and Expenses.................   75,000.00

         Accounting Fees and Expenses.............................   25,000.00

         Legal Fees...............................................  375,000.00

         Miscellaneous............................................    5,900.00
                                                                   -----------
         Total.................................................... $627,000.00
                                                                   ===========


Item 15.  Indemnification of Directors and Officers.

         Gabelli Asset Management Inc.'s Certificate of Incorporation provides that no director of Gabelli Asset Management Inc. will be personally liable to Gabelli Asset Management Inc. or any of its shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions. See "Description of Capital Stock -- Certificate of Incorporation and Bylaw Provisions --Liability of Directors; Indemnification" in the prospectus.

         Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of New York State, to indemnification as described above.

         Gabelli Asset Management Inc.'s Certificate of Incorporation and Bylaws provide for indemnification to officers and directors of Gabelli Asset Management Inc. to the fullest extent permitted by the New York Business Corporation Law. See "Description of Capital Stock-Certificate of Incorporation and Bylaw Provisions-Liability of Directors; Indemnification" in the prospectus.

         The forms of amended and restated declarations of trust of GBL Trust I and GBL Trust II provide that no trustee, affiliate of any trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any trustee or any employee or agent of GBL Trust I or GBL Trust II or their affiliates, each referred to as an indemnified person, shall be liable, responsible or accountable in damages or otherwise to GBL Trust I or GBL Trust II or to any employee or agent of GBL Trust I or GBL Trust II or their affiliates or any officers, directors, stockholders, partners, members, employees, representatives or agents of Gabelli Asset Management Inc. or its affiliates, or to any holders of trust securities of GBL Trust I or GBL Trust II for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of GBL Trust I or GBL Trust II and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by the applicable declaration of trust or by law, except that an indemnified person shall be liable for any such loss, damage or claim incurred by reason of such indemnified person's gross negligence (or, in the case of the property trustee or the Delaware trustee of GBL Trust I or GBL Trust II, negligence) bad faith or willful misconduct with respect to such acts or omissions. The forms of amended and restated declarations of trust also provide that, to the fullest extent permitted by applicable law, Gabelli Asset Management Inc. shall indemnify and hold harmless each indemnified person from and against any loss, damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of GBL Trust I or GBL Trust II and in a manner such indemnified person reasonably believed to be in or not opposed to the best interests of GBL Trust I or GBL Trust II, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (or, in the case of the property trustee or the Delaware trustee of GBL Trust I or GBL Trust II, negligence) bad faith or willful misconduct with respect to such acts or omissions. Each form of amended and restated declaration of trust further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit, or the final disposition of such claim, demand, action, suit or proceedings shall, from time to time, be advanced by Gabelli Asset Management Inc. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Gabelli Asset Management Inc. of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified pursuant to the applicable declaration of trust.

Item 16.  List of Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page II-8.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on December 21, 2001.

                                    GABELLI ASSET MANAGEMENT INC.


                                    By     /s/  Robert S. Zuccaro
                                        ------------------------------------
                                         Name:  Robert S. Zuccaro
                                         Title: Vice President and Chief
                                                Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                       Title                                Date

                                            Chairman of the Board, Chief Executive             December 21, 2001
                   *                        Officer and Chief Investment Officer
 ----------------------------------         (Principal Executive Officer)
          Mario J. Gabelli

                                            Vice President and Chief Financial Officer         December 21, 2001
                                            (Principal Financial Officer and Principal
/s/      Robert S. Zuccaro                  Accounting Officer)
-----------------------------------
         Robert S. Zuccaro

                   *
-----------------------------------         Director                                           December 21, 2001
          Raymond C. Avansino, Jr.

                   *
-----------------------------------         Director                                           December 21, 2001
          John C. Ferrara

                   *
-----------------------------------         Director                                           December 21, 2001
          Paul B. Guenther

                   *
-----------------------------------         Director                                           December 21, 2001
          Eamon M. Kelly

                   *
-----------------------------------         Director                                           December 21, 2001
          Karl Otto Pohl


* By:  /s/ Robert S. Zuccaro
     ------------------------------
      Robert S. Zuccaro
      Attorney-in-Fact





                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on December 21, 2001.

                                     GBL TRUST I

                                     By: Gabelli Asset Management Inc.,
                                          as sponsor

                                     By       /s/ Robert S. Zuccaro
                                        --------------------------------------
                                     Name:  Robert S. Zuccaro
                                     Title: Vice President and Chief Financial
                                            Officer

                                     GBL TRUST II

                                     By: Gabelli Asset Management Inc.
                                          as sponsor

                                     By      /s/ Robert S. Zuccaro
                                         -------------------------------------
                                     Name:  Robert S. Zuccaro
                                     Title: Vice President and Chief Financial
                                            Officer



                               EXHIBIT INDEX

Exhibit            Description of Exhibits
No.                -----------------------
-----

1.1        Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of Gabelli Asset Management
           Inc. on Form 8-K and incorporated by reference herein.
1.2        Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of Gabelli Asset Management
           Inc. on Form 8-K and incorporated by reference herein.
1.3        Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of Gabelli Asset Management Inc.
           on Form 8-K and incorporated by reference herein.
1.4        Form of Underwriting Agreement for Trust Preferred Securities to
           be filed as an exhibit to a Current Report of Gabelli Asset Management Inc. on Form 8-K and incorporated by reference herein.
3.1        Restated Certificate of Incorporation of Gabelli Asset
           Management Inc. (Incorporated by reference to Exhibit 3.2 to Amendment No. 4 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on February 10, 1999).
3.2 Amended Bylaws of Gabelli Asset Management Inc. (Incorporated by reference to Exhibit 3.4 to Amendment No. 4 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on February 10, 1999).
4.1 Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on January 29, 1999).
4.2        Form of Senior Indenture.*
4.3        Form of Subordinated Indenture.*
4.4        Form of any Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of Gabelli Asset Management Inc on Form 8-K and incorporated by reference herein.
4.5 Form of any Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of Gabelli Asset Management Inc on
           Form 8-K and incorporated by reference herein.
4.6        Form of any certificate of amendment with respect to any
           preferred stock issued hereunder to be filed as an exhibit to a Current Report of Gabelli Asset Management Inc on Form 8-K and incorporated by reference herein.
4.7 Form of Stock Purchase Contract to be filed as an exhibit to a Current Report of Gabelli Asset Management Inc. on Form 8-K and incorporated by reference herein.
4.8        Certificate of Trust of GBL Trust I.*
4.9        Certificate of Trust of GBL Trust II.*
4.10       Declaration of Trust of GBL Trust I.*
4.11       Declaration of Trust of GBL Trust II.*
4.12       Form of Amended and Restated Declaration of Trust of GBL Trust I.*
4.13       Form of Amended and Restated Declaration of Trust of GBL Trust II.*
4.14 Form of Trust Preferred Security Certificate of GBL Trust I (Included in Exhibit 4.12).
4.15 Form of Trust Preferred Security Certificate of GBL Trust II (Included in Exhibit 4.13).
4.16       Form of Common Security Certificate of GBL Trust I (Included in
           Exhibit 4.12).
4.17       Form of Common Security Certificate of GBL Trust II (Included in
           Exhibit 4.13).
4.18       Form of Trust Preferred Securities Guarantee Agreement for GBL
           Trust I.*
4.19       Form of Trust Preferred Securities Guarantee Agreement for GBL
           Trust II.*
4.20       Form of Common Securities Guarantee Agreement for GBL Trust I.*
4.21       Form of Common Securities Guarantee Agreement for GBL Trust II.*
5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP to be filed as an exhibit to a Current Report of Gabelli Asset Management
           Inc. on Form 8-K and incorporated by reference herein.
12.1       Statement Re:  Computation of Ratio of Earnings to Fixed Charges.*
23.1       Consent of Ernst & Young LLP, independent accountants.
23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
           Exhibit 5.1).
24.1       Powers of Attorney.*
25.1 Statement of Eligibility on Form T-1 of The Bank of New York, Trustee under the Senior Indenture.*
25.2 Statement of Eligibility on Form T-1 of The Bank of New York, Trustee under the Subordinated Indenture.*
25.3 Statement of Eligibility on form T-1 of The Bank of New York, as Trustee under the Declaration of Trust and the Amended and
           Restated Declaration of Trust of GBL Trust I.*
25.4 Statement of Eligibility on form T-1 of The Bank of New York, as Trustee under the Declaration of Trust and the Amended and
           Restated Declaration of Trust of GBL Trust II.*
25.5 Statement of Eligibility on Form T-1 of The Bank of New York, as Guarantee under the GBL Trust I Trust Preferred Securities Guarantee of Gabelli Asset Management Inc.*
25.6 Statement of Eligibility on Form T-1 of The Bank of New York, as Guarantee under the GBL Trust II Trust Preferred Securities Guarantee of Gabelli Asset Management Inc.*
------------
*  Previously filed.